Exhibit 99
News Release
Axalta Coating Systems 1050 Constitution Avenue Philadelphia, PA 19112 USA	Investor Contact Colleen Lubic D +1 610-999-9407 Colleen.Lubic@axalta.com	Media Contact axalta-media-relations@axalta.com

Immediate Release
Axalta Releases Third Quarter 2026 Results
PHILADELPHIA, PA, October 29, 2026 - Axalta Coating Systems Ltd. (NYSE:AXTA) (“Axalta”), a leading global coatings company, announced its financial results for the third quarter ended September 30, 2026.
Third Quarter 2026 Highlights:
▪Net sales of $1.3 billion, an increase of 2% year over year
▪Record quarter for Mobility net sales
▪Net income of $95 million and net income margin of 7.2%
▪Adjusted EBITDA of $282 million with an Adjusted EBITDA margin of 21.5%
▪Diluted EPS of $0.44
▪Adjusted Diluted EPS of $0.63
▪Cash provided by operating activities of $135 million, in line with prior year
▪Free cash flow of $92 million, up 3% year over year
▪Total net leverage of 2.1x, the lowest in Axalta’s history
“Axalta delivered another quarter of revenue growth, strong cash generation and robust profitability despite a more challenging operating environment,” said Chris Villavarayan, Chief Executive Officer and President of Axalta. “We maintained Adjusted EBITDA margin above 20%, further strengthened our balance sheet and achieved record quarterly net sales in Mobility Coatings. As we look ahead, we remain focused on disciplined execution and are confident in the significant value creation opportunity associated with our proposed combination with AkzoNobel.”
Third Quarter 2026 Consolidated Financial Results
Third quarter 2026 net sales increased 2% to $1.3 billion driven by volume growth in three out of four regions, favorable foreign currency translation, contributions from acquisitions and positive price mix, partially offset by volume declines primarily in Europe.
Net income decreased by $15 million year over year to $95 million resulting in a net income margin of 7.2%. The decrease was primarily driven by an incremental $14 million in merger and acquisition-related expenses in the current-year period. Adjusted net income, which excludes merger and acquisition-related expenses, decreased 6% year over year to $136 million driven by lower volumes in Performance Coatings and higher raw material and freight costs, partially offset by reduced operating expenses, favorable price mix and lower interest expense.
Adjusted EBITDA was $282 million, a decrease of 4% compared to the prior-year period, resulting in an Adjusted EBITDA margin of 21.5%. Diluted EPS was $0.44 compared to $0.51 in the prior-year period, reflecting lower volumes in Performance Coatings and higher merger and acquisition-related expenses. Adjusted Diluted EPS was $0.63, down 6% year over year, as lower volumes and higher variable costs were partially offset by lower interest expense resulting from the Company's continued deleveraging efforts.
Cash provided by operating activities was $135 million, in line with the prior-year period, and free cash flow increased 3% year over year to $92 million, inclusive of approximately $21 million of incremental merger and acquisition-related cash costs incurred during the quarter.
Discussion of Segment Results
Performance Coatings net sales were $818 million in the third quarter, down $10 million year over year, as lower Refinish volumes in Europe more than offset favorable foreign currency translation, contributions from acquisitions and positive price mix. Outside of Europe, demand trends across Performance Coatings remained generally stable, with net sales down low single digits in North America and up high single digits in both Latin America and Asia Pacific, continuing the growth momentum established over the last four quarters in such regions.

Refinish net sales declined 2% year over year to $504 million, primarily driven by lower volumes in Europe, partially offset by contributions from acquisitions and favorable price mix. Industrial net sales increased by 1% year over year to $314 million, primarily driven by volume growth in Asia Pacific.
Performance Coatings Adjusted EBITDA was $188 million compared with $211 million in the prior-year period. The decrease was driven by lower volumes, variable cost inflation and investments supporting recently awarded business wins, partially offset by lower operating expenses, pricing actions and contributions from acquisitions. Adjusted EBITDA margin was 23.0%, compared to 25.5% in the prior-year period.
Mobility Coatings achieved record quarterly net sales of $493 million, up 7% year over year. Light Vehicle net sales were     up 2%, driven primarily by favorable foreign currency translation. Commercial Vehicle net sales increased 24% year over year to $119 million, driven by volume growth resulting from an increase in Class 8 production in North America.
Mobility Coatings delivered Adjusted EBITDA of $94 million, a third quarter record, with Adjusted EBITDA margin of 19.0% reflecting 100 basis points of margin expansion year over year. Stronger volumes and lower operating expenses more than offset variable cost inflation and unfavorable price mix.
Fourth Quarter and Full Year 2026 Outlook

(in millions, except %’s and per share data)	Projection

Item	Q4 2026	FY 2026
Net Sales (YoY % growth)	~FLAT	LSD%
Adjusted EBITDA	$254 - $264	$1,100 - $1,110
Adjusted Diluted EPS	~$0.55	~$2.45
Free Cash Flow(1)		~$450
Depreciation and Amortization		$310
Tax Rate, As Adjusted		~24%
Diluted Shares Outstanding		~215
Interest Expense		~$150
Capital Expenditures		~$200
LSD = low single digit percentage
(1) Includes ~$80M of merger and acquisition-related cash costs
Axalta does not provide a reconciliation for non-GAAP estimates for Adjusted EBITDA, Adjusted Diluted EPS, Free Cash Flow or tax rate, as adjusted, on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. See “Non-GAAP Financial Measures” for more information.
Conference Call Information
As previously announced, Axalta will hold a conference call to discuss its third quarter 2026 financial results on Thursday, October 29, 2026, at 8:00 a.m. ET. A live webcast of the conference call will be available online at www.axalta.com/investorcall. A replay of the webcast will be posted shortly after the call and will remain accessible through October 29, 2027. The dial-in phone number for the conference call is 1-800-445-7795 and the conference ID is AXALTA. For those unable to participate, a replay will be available through November 5, 2026. The replay dial-in number is +1-844-512-2921. The replay passcode is 11162641.
Cautionary Statement Concerning Forward-Looking Statements
This release may contain certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 regarding Axalta and its subsidiaries including, but not limited to, our outlook and/or guidance, which includes net sales growth, Adjusted EBITDA, Adjusted Diluted EPS, Free Cash Flow, depreciation and amortization, tax rate, as adjusted, diluted shares outstanding, interest expense and capital expenditures and statements regarding the proposed merger of equals (the “Proposed Merger”) with Akzo Nobel N.V. (“AkzoNobel”) (including our ability to consummate the Proposed Merger and realize the anticipated benefits thereof). Axalta has identified some of these forward-looking statements with words such as “outlook,” “proposed,” “opportunity,” “confident,” “anticipated,” “momentum,” and “projection,” and the negative of these words or other comparable or similar terminology. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental (including related to any new or existing tariffs imposed by the U.S. and any retaliatory actions from other countries), geopolitical (including the current conflict in the Middle East and related effects on raw material and freight prices, as well as mitigation strategies developed in response thereto) and technological factors outside of Axalta’s control, as well as risks related to the execution of, and assumptions underlying, our tariff mitigation strategies, our capital allocation strategy and future share repurchases, our previously-announced global transformation initiative, our previously-announced three-year 2024-2026 strategy, the Proposed Merger (including our ability to consummate the Proposed Merger and realize the anticipated benefits thereof) and our planned divestiture of our North America Building Products business that may cause its business, industry, strategy, financing activities or actual results to differ materially. More information on potential factors that could affect Axalta’s financial results is available in “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” within Axalta’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and in other documents that we have filed with, or furnished to, the U.S. Securities and Exchange Commission (the “SEC”). More information on these risks, as well as other risks associated with the Proposed Merger, are also discussed in the definitive proxy statement/prospectus relating to the Proposed Merger, which was filed with the SEC on June 24, 2026. Axalta undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
This release includes financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted EPS, adjusted net income, Free Cash Flow, total net leverage ratio (or “total net leverage”), tax rate, as adjusted, and Adjusted EBIT. Management uses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted EPS, adjusted net income, tax rate, as adjusted, and Adjusted EBIT in the analysis of our financial and operating performance because they assist in the evaluation of underlying trends in our business. Management uses Free Cash Flow and total net leverage ratio in the analysis of (1) our liquidity, (2) our ability to incur and service our debt and (3) strategic capital allocation decisions. Adjusted EBITDA, Adjusted Diluted EPS, adjusted net income and Adjusted EBIT consist of EBITDA, Diluted EPS, net income attributable to common shareholders and EBIT, respectively, adjusted for (i) certain non-cash items included within net income, (ii) certain items Axalta does not believe are indicative of ongoing operating performance or (iii) certain nonrecurring, unusual or infrequent items that have not otherwise occurred within the last two years or we believe are not reasonably likely to recur within the next two years. Free Cash Flow consists of cash provided by (used for) operating activities less purchase of property, plant and equipment plus interest proceeds on swaps designated as net investment hedges. Total net leverage ratio consists of net debt divided by Adjusted EBITDA, with net debt defined as total debt less cash and cash equivalents. We believe that making the foregoing adjustments provides investors meaningful information to understand our operating results and ability to analyze financial and business trends on a period-to-period basis. The non-GAAP financial measures used by Axalta may differ from similarly titled measures reported by other companies. Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted EPS, adjusted net income, Free Cash Flow, total net leverage ratio, tax rate, as adjusted, and Adjusted EBIT should not be considered as alternatives to net sales, net income (loss), income (loss) from operations or any other financial measures derived in accordance with GAAP. These non-GAAP financial measures have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This release includes a reconciliation of certain non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP. Axalta does not provide a reconciliation for Adjusted EBITDA, Adjusted Diluted EPS, tax rate, as adjusted, or Free Cash Flow on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. For example, such reconciling items include the impact of foreign currency exchange gains or losses, gains or losses that are unusual or nonrecurring in nature, as well as discrete taxable events. These items are uncertain, depend on various factors and may have a substantial and unpredictable impact on our GAAP results.
Segment Financial Measures
The primary measure of segment operating performance is Adjusted EBITDA, which is a key metric that is used by management to evaluate business performance in comparison to budgets, forecasts and prior year financial results and that management believes reflects Axalta’s core operating performance. As we do not measure segment operating performance based on net income, a reconciliation of this non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP is not available.
Defined Terms
All capitalized terms contained within this release that are not otherwise defined herein have been previously defined in our filings with the SEC.
Rounding
Certain amounts may not foot or crossfoot due to rounding. Additionally, certain percentages may not recalculate due to rounding.
General Restrictions
This communication is not for release, publication, or distribution, in whole or in part, in or into, directly or indirectly, any jurisdiction in which such release, publication, or distribution would be unlawful.
This communication is not a prospectus and the information in this communication is not intended to be complete. This communication is for informational purposes only and is not intended to be and shall not constitute a solicitation of any vote or approval, or an offer to buy or sell, or the solicitation of an offer to buy or sell, any securities, or an invitation or recommendation to subscribe for, acquire or buy securities of Axalta or AkzoNobel or any other financial products or securities, in any place or jurisdiction, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended (the “Securities Act”).
Any decision to purchase, subscribe for, otherwise acquire, sell or otherwise dispose of any securities must be made only on the basis of the information contained in and incorporated by reference into the prospectus with respect to the shares to be allotted by AkzoNobel in the Proposed Merger, which was published on June 24, 2026 and supplemented on July 22, 2026.
The distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions. To the fullest extent permitted by applicable law, Axalta and AkzoNobel disclaim any responsibility or liability for the violation of any such restrictions by any person. Neither Axalta, nor AkzoNobel, nor any of their advisors assume any responsibility for any violation by any person of any of these restrictions. Shareholders of Axalta and AkzoNobel, respectively, with any doubt as to their position should consult an appropriate professional advisor without delay.
This communication is addressed to and directed only at (i) persons who are outside the United Kingdom, (ii) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (iii) persons falling within Article 49(2)(a) to (d) of the Order, or (iv) persons to whom it may otherwise lawfully be communicated pursuant to the Order (all such persons together being referred to as, “Relevant Persons”). This communication is directed only at Relevant Persons. Other persons should not act or rely on this communication or any of its contents. Any investment or investment activity to which this communication relates is available only to Relevant Persons and will be engaged in only with such persons. Solicitations resulting from this communication will only be responded to if the person concerned is a Relevant Person.
Additional Information and Where to Find It
In connection with the Proposed Merger between Axalta and AkzoNobel, AkzoNobel filed with the SEC a registration statement on Form F-4 on May 27, 2026, as amended on June 18, 2026, which included a proxy statement of Axalta that also constitutes a prospectus with respect to the shares to be offered by AkzoNobel in the Proposed Merger. The registration statement was declared effective by the SEC on June 23, 2026. In connection with the proposed transaction, on June 24, 2026, Axalta filed with the SEC a definitive proxy statement and, on or about June 24, 2026, Axalta commenced mailing the definitive proxy statement to its holders of record as of June 11, 2026. On August 5, 2026, shareholders at the Extraordinary General Meeting of AkzoNobel and the Special General Meeting of Axalta, respectively, voted in favor of all resolutions related to the Proposed Merger. Each of Axalta and AkzoNobel will also file other relevant documents in connection with the Proposed Merger. This communication is not a substitute for any registration statement, proxy statement/prospectus or other documents Axalta and/or AkzoNobel may file with the SEC or any other competent regulator in connection with the Proposed Merger. This communication does not contain all the information that should be considered concerning the Proposed Merger and is not intended to form the basis of any investment decision or any other decision in respect of the Proposed Merger. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS, STOCKHOLDERS AND

SHAREHOLDERS OF AXALTA AND AKZONOBEL ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT/PROSPECTUS, AS APPLICABLE, AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT AXALTA, AKZONOBEL, THE PROPOSED TRANSACTION AND RELATED MATTERS. The registration statement and proxy statement/prospectus and other relevant documents filed by Axalta and AkzoNobel with the SEC are available free of charge at the SEC’s website at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC from Axalta’s investor relations webpage at https://ir.axalta.com/sec-filings/all-sec-filings or from AkzoNobel’s investor relations webpage at https://www.akzonobel.com/en/investors/all-sec-filings.
The contents of this communication should not be construed as financial, legal, business, investment, tax or other professional advice. Each recipient should consult with its own professional advisors for any such matter and advice
About Axalta Coating Systems
Axalta is a global leader in the coatings industry, providing customers with innovative, colorful, beautiful and sustainable coatings solutions. From light vehicles, commercial vehicles and refinish applications to electric motors, building facades and other industrial applications, our coatings are designed to prevent corrosion, increase productivity and enhance durability. With more than 150 years of experience in the coatings industry, the global team at Axalta continues to find ways to serve our more than 100,000 customers in over 140 countries better every day with the finest coatings, application systems and technology. For more information visit axalta.com and follow us @axalta on X.

Financial Statement Tables
AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net sales	$1,311	$1,288	$3,911	$3,855
Cost of goods sold	877	838	2,596	2,515
Selling, general and administrative expenses	201	197	614	607
Other operating charges	24	6	92	32
Research and development expenses	18	18	54	55
Amortization of acquired intangibles	26	25	77	73
Income from operations	165	204	478	573
Interest expense, net	37	45	112	134
Other expense (income), net	—	4	(1)	12
Income before income taxes	128	155	367	427
Provision for income taxes	33	45	92	108
Net income	95	110	275	319
Less: Net income attributable to noncontrolling interests	—	—	1	1
Net income attributable to common shareholders	$95	$110	$274	$318
Basic net income per share	$0.44	$0.51	$1.28	$1.47
Diluted net income per share	$0.44	$0.51	$1.28	$1.46
Basic weighted average shares outstanding	214.0	215.0	213.9	216.9
Diluted weighted average shares outstanding	215.1	215.9	214.8	217.9

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share data)
	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$650	$657
Restricted cash	6	3
Accounts and notes receivable, net	1,366	1,229
Inventories	849	756
Prepaid expenses and other current assets	192	170
Total current assets	3,063	2,815
Property, plant and equipment, net	1,319	1,299
Goodwill	1,762	1,795
Identifiable intangibles, net	1,056	1,147
Other assets	547	543
Total assets	$7,747	$7,599
Liabilities, Shareholders’ Equity
Current liabilities:
Accounts payable	$780	$637
Current portion of borrowings	519	20
Other accrued liabilities	701	712
Total current liabilities	2,000	1,369
Long-term borrowings	2,476	3,179
Accrued pensions	225	238
Deferred income taxes	182	171
Other liabilities	198	249
Total liabilities	5,081	5,206
Shareholders’ equity:
Common shares, $1.00 par, 1,000.0 shares authorized, 255.7 and 255.1 shares issued at September 30, 2026 and December 31, 2025, respectively	256	255
Capital in excess of par	1,637	1,621
Retained earnings	2,329	2,055
Treasury shares, at cost, 41.7 shares at both September 30, 2026 and December 31, 2025	(1,202)	(1,202)
Accumulated other comprehensive loss	(400)	(383)
Total Axalta shareholders’ equity	2,620	2,346
Noncontrolling interests	46	47
Total shareholders’ equity	2,666	2,393
Total liabilities and shareholders’ equity	$7,747	$7,599

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)
	Nine Months Ended September 30,
	2026	2025
Operating activities:
Net income	$275	$319
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	233	218
Amortization of deferred financing costs and original issue discount	6	6
Deferred income taxes	24	28
Realized and unrealized foreign exchange (gains) losses, net	(8)	31
Stock-based compensation	23	19
Interest income on swaps designated as net investment hedges	(9)	(9)
Other non-cash, net	(2)	8
Changes in operating assets and liabilities:
Trade accounts and notes receivable	(132)	(48)
Inventories	(99)	(53)
Prepaid expenses and other assets	(75)	(132)
Accounts payable	146	(15)
Other accrued liabilities	2	(71)
Other liabilities	(29)	4
Cash provided by operating activities	355	305
Investing activities:
Acquisitions, net of cash acquired	(8)	(6)
Purchase of property, plant and equipment	(144)	(138)
Interest proceeds on swaps designated as net investment hedges	9	9
Proceeds received on loans to customers	8	6
Other investing activities, net	(3)	7
Cash used for investing activities	(138)	(122)
Financing activities:
Payments on long-term borrowings	(211)	(25)
Purchases of common stock	—	(165)
Net cash flows associated with stock-based awards	(7)	(3)
Other financing activities, net	(3)	(2)
Cash used for financing activities	(221)	(195)
Decrease in cash	(4)	(12)
Effect of exchange rate changes on cash	—	26
Cash at beginning of period	660	596
Cash at end of period	$656	$610

Cash at end of period reconciliation:
Cash and cash equivalents	$650	$606
Restricted cash	6	4
Cash at end of period	$656	$610

The following table reconciles net income to EBITDA, Adjusted EBITDA and segment Adjusted EBITDA for the periods presented (in millions):

	Three Months Ended September 30,		Twelve Months Ended September 30, 2026	Nine Months Ended September 30,		Year Ended December 31, 2025
	2026	2025		2026	2025
Net income	$95	$110	$335	$275	$319	$379
Interest expense, net	37	45	154	112	134	176
Provision for income taxes	33	45	151	92	108	167
Depreciation and amortization	81	74	310	233	218	295
EBITDA	246	274	950	712	779	1,017
Termination benefits and other employee-related costs (a)	5	2	12	11	22	23
Merger and acquisition-related costs (b)	19	5	97	76	11	32
Site closure costs (c)	1	1	5	5	6	6
Foreign exchange remeasurement losses (d)	2	4	11	7	11	15
Long-term employee benefit plan adjustments (e)	3	3	14	11	9	12
Stock-based compensation (f)	8	6	29	23	19	25
Gains on sales of assets (g)	—	(5)	(1)	—	(5)	(6)
Other adjustments (h)	(2)	4	1	1	4	4
Adjusted EBITDA	$282	$294	$1,118	$846	$856	$1,128
Net sales	$1,311	$1,288	$5,173	$3,911	$3,855	$5,117
Net income margin	7.2%	8.5%	6.5%	7.0%	8.3%	7.4%
Adjusted EBITDA margin	21.5%	22.8%	21.6%	21.6%	22.2%	22.0%

Segment Adjusted EBITDA:
Performance Coatings	$188	$211	$766	$586	$608	$788
Mobility Coatings	94	83	352	260	248	340
Total	$282	$294	$1,118	$846	$856	$1,128

(a)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. We do not consider these amounts indicative of our ongoing operating performance.

(b)	Represents merger and acquisition-related expenses, including costs related to financial, tax and legal advisory services, associated with both consummated and unconsummated transactions, all of which we do not consider indicative of our ongoing operating performance.

(c)	Represents costs related to the closure of certain manufacturing sites, including impairment charges, which we do not consider indicative of our ongoing operating performance.

(d)	Represents foreign exchange losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies, net of the impacts of our foreign currency instruments used to hedge our balance sheet exposures.

(e)	Represents the non-cash, non-service cost components of long-term employee benefit costs.

(f)	Represents non-cash impacts associated with stock-based compensation.

(g)	Represents non-recurring income related to the sales of certain fixed assets, which are not considered indicative of our ongoing performance.

(h)	Represents (benefits) costs for certain non-operational or non-cash (gains) losses, net, unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

The following table reconciles net income to adjusted net income for the periods presented (in millions, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	$95	$110	$275	$319
Less: Net income attributable to noncontrolling interests	—	—	1	1
Net income attributable to common shareholders	95	110	274	318
Termination benefits and other employee-related costs (a)	5	2	11	22
Merger and acquisition-related costs (b)	19	5	76	11
Accelerated depreciation and site closure costs (c)	1	1	5	8
Other adjustments (d)	(2)	(2)	2	(1)
Amortization of acquired intangibles (e)	26	25	77	73
Total adjustments	49	31	171	113
Income tax provision impacts (f)	8	(3)	36	19
Adjusted net income	$136	$144	$409	$412
Adjusted diluted net income per share	$0.63	$0.67	$1.91	$1.89
Diluted weighted average shares outstanding	215.1	215.9	214.8	217.9

(a)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. We do not consider these amounts indicative of our ongoing operating performance.

(b)	Represents merger and acquisition-related expenses, including costs related to financial, tax and legal advisory services, associated with both consummated and unconsummated transactions, all of which we do not consider indicative of our ongoing operating performance.

(c)	Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments and costs related to the closure of certain manufacturing sites, including impairment charges, which we do not consider indicative of our ongoing operating performance.

(d)	Represents (benefits) costs for certain non-operational or non-cash (gains) losses, net, unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

(e)	Represents non-cash amortization expense for intangible assets acquired through business combinations or asset acquisitions.

(f)	The income tax impacts are determined using the applicable rates in the taxing jurisdictions in which expense or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure. Additionally, the income tax impact includes the removal of discrete income tax impacts within our effective tax rate which were benefits of $0 million and $12 million and expenses of $10 million and $6 million for the three and nine months ended September 30, 2026 and 2025, respectively.

The following table reconciles cash provided by operating activities to free cash flow for the periods presented (in millions):

	Three Months Ended March 31,		Three Months Ended June 30,		Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025	2026	2025	2026	2025
Cash provided by operating activities	$68	$26	$152	$142	$135	$137	$355	$305
Purchase of property, plant and equipment	(50)	(43)	(48)	(45)	(46)	(50)	(144)	(138)
Interest proceeds on swaps designated as net investment hedges	3	3	3	4	3	2	9	9
Free cash flow	$21	$(14)	$107	$101	$92	$89	$220	$176

The following table reconciles income from operations to adjusted EBIT for the periods presented (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Income from operations	$165	$204	$478	$573
Other expense (income), net	—	4	(1)	12
Total	165	200	479	561
Termination benefits and other employee-related costs (a)	5	2	11	22
Merger and acquisition-related costs (b)	19	5	76	11
Accelerated depreciation and site closure costs (c)	1	1	5	8
Other adjustments (d)	(2)	(2)	2	(1)
Amortization of acquired intangibles (e)	26	25	77	73
Adjusted EBIT	$214	$231	$650	$674

(a)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. We do not consider these amounts indicative of our ongoing operating performance.

(b)	Represents merger and acquisition-related expenses, including costs related to financial, tax and legal advisory services, associated with both consummated and unconsummated transactions, all of which we do not consider indicative of our ongoing operating performance.

(c)	Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments and costs related to the closure of certain manufacturing sites, including impairment charges, which we do not consider indicative of our ongoing operating performance.

(d)	Represents (benefits) costs for certain non-operational or non-cash (gains) losses, net, unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

(e)	Represents non-cash amortization expense for intangible assets acquired through business combinations or asset acquisitions.